EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-146340, 333-172619, 333-183053 and 333-187244 on Form S-8 of our reports dated February 9, 2015, relating to the financial statements of athenahealth, Inc. and subsidiaries, and the effectiveness of athenahealth, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of athenahealth, Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 9, 2015